UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2015

SMACK SPORTSWEAR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53049	26-0685980
(Commission File Number)	(IRS Employer Identification No.)

20316 Gramercy Place

Torrance, CA 90501

(Address of Principal Executive Offices, Zip Code)

310-787-1222

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.01 below is hereby incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As of July 31, 2015 Smack Sportswear, Inc. (the “Company”) completed the disposition of certain assets of the Company to William Sigler, a former director of the Company; in connection with the transactions described below, Mr. Sigler resigned as a director of the Company on July 27, 2015. The consideration for the sale of the inventory sold to Mr. Sigler was $132,900, which was paid by the cancellation of indebtedness owed by the Company to Mr. Sigler. The Company and Mr. Sigler executed and delivered mutual releases releasing each other from any and all claims, liabilities and indebtedness owed to the other.

In connection with such divestiture, Mr. Sigler also agreed to sell all his shares of common stock in the Company (6,824,336 shares, or approximately 31%) for an aggregate purchase price of $90,000. These sales will be made in four equal tranches, payable by an unidentified buyer in cash on or prior to August 30, 2015, October 1, 2015, January 2, 2016 and April 1, 2016. If a buyer is not identified and/or the sale is not consummated by any of said dates, Mr. Sigler has no further obligation to sell his shares. Mr. Sigler agreed not to sell, dispose of or transfer his shares in the Company other as provided above.

As a result of the sale of certain inventory from the Company to Mr. Sigler, the Company is now considered a “shell company” (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended).

The foregoing description of the Asset Purchase Agreement, the Release and the form of the Stock Purchase Agreement are qualified in its entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. Attached as Exhibit 10.4 is a letter confirming that the effective date of the consummation of the transactions described above was July 31, 2015, notwithstanding the earlier date indicated on the agreements.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

As a result of Mr. Sigler resigning as a director of the Company, Mr. Doug Samuelson is the sole officer and director of the Company.

The information set forth in Item 5.02 below is hereby incorporated by reference into this Item 5.01.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of July 27, 2015, William Sigler resigned as a director of the Company. There are no disagreements between Mr. Sigler and the Company on any matter relating to the Company’s SEC filings, accounting, operations, policies, or practices.

We are providing Mr. Sigler with a copy of this Current Report concurrent with this filing.  Should any subsequent communications with him regarding his decision to resign reveal any disagreement between him, on one hand, and the Company, on the other hand, the Board or any executive officer of the Company regarding our operations, policies or practices, we will amend this Report accordingly to disclose any such disagreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement is made and entered into as of July 27, 2015, among Smack Sportswear, Inc., a Nevada corporation, and William Sigler.

10.2	Mutual Release Agreement dated as of July 27, 2015, among Smack Sportswear, Inc., a Nevada corporation, and William Sigler.

10.3	Stock Purchase Agreement by and between William Sigler, as seller and unidentified buyer.

10.4	Letter regarding the effective closing date executed between William Sigler and Smack Sportswear, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMACK SPORTSWEAR, INC.

By:	/s/ Doug Samuelson
Name:	Doug Samuelson
Title:	Interim Chief Executive Officer and
Chief Financial Officer

Date: August 10, 2015

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